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                                                                    EXHIBIT 23.1

                      [LETTERHEAD OF COMISKEY & COMPANY]


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the inclusion in this registration statement of our report dated May 1, 1998, on the financial statements of Cinema Saver Theatre Corporation and to references to our firm as experts in accounting and auditing.


                                           /s/ Comiskey & Co.

                                           PROFESSIONAL CORPORATION

Denver, Colorado
December 3, 1998